UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

CYBER APP SOLUTIONS CORP.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-41946	98-1585090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Bering Drive Suite 875
Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 713 400-2987

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYRB	OTC Pink Open Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 14, 2025, Proton Green, LLC (“Proton Green”), a wholly owned subsidiary of Cyber App Solutions Corp. (the “Company”), entered into a loan agreement (the “Loan Agreement”), by and among Proton Green, as the borrower, and CFS Debt Fund L.P., as the lender (the “Lender”). The aggregate principal amount under the Loan Agreement is $500,000 (the “Funding Amount”).

The amounts owed under the Loan Agreement is expected to be repaid (i) within two weeks of the listing of the Company’s common stock (“Common Stock”) for trading on the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, NYSE Amex or any other National Securities Exchange (as defined in the Securities Exchange Act of 1934) (the “Applicable Exchange”) or (ii) if the Common Stock is not listed for trading on the Applicable Exchange, on March 19, 2026 (the “Repayment Date”). The amounts owed under the Loan Agreement will bear an annual interest rate of 20%.

The Funding Amount will be secured by the reservation of 166,667 shares of Common Stock for the Lender at our transfer agent pursuant to an irrevocable transfer agent instruction letter.

The Company will issue as consideration for the loan under the Loan Agreement, 33,334 shares of the Common Stock (the “Commitment Shares”) on the Repayment Date. The Company has agreed to pay the Lender $15,000 plus the legal fees of the Lender as an establishment fee (the “Establishment Fee”) and $25,000 as a facility fee (the “Facility Fee”). Both the Establishment Fee and the Facility Fee were added to the aggregate principal amount of the loan.

Pursuant to the Loan Agreement, if Proton Green fails to meet certain conditions under the Loan Agreement then the Lender may provide notice (the “Clawback Notice”) to Proton Green and Proton Green will be obligated to repay the full amount outstanding under the Loan Agreement (the “Clawback Provision”), including any accrued interest and fees, within 10 business days from the date of the Clawback Notice. One of the conditions subject to the Clawback Provision is if the Company, using commercially reasonable efforts, is unable to cause the Common Stock to be listed for trading on an Applicable Exchange within 75 business days from the execution of the Loan Agreement (the “Uplisting Clawback Provision”) then the Lender will have the right to invoke the Clawback Provision.

If the Company is unable to satisfy the Uplisting Clawback Provision (“Uplisting Failure”) then the Company will issue 33,334 shares of Common Stock to the Lender. For every 30-day period after an Uplisting Failure, where such Uplisting Failure has not been cured, the Lender will receive shares of Common Stock with an aggregate value of $50,000, calculated based on the lower of (i) $3.00 per share or (ii) a price equal to 80% of the 90 day volume-weighted average price of Common Stock immediately preceding the date Proton Green received the Funding Amount.

The Loan Agreement contains customary representations and warranties, affirmative covenants, negative covenants and indemnification obligations for loan agreements. The Loan Agreement contains events of default customary for loan agreements of this nature.

This description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which will be filed with as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER APP SOLUTIONS CORP.

Date: March 24, 2025	By:	/s/ Steven Looper
Steven Looper, Chief Executive Officer and President

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